February 2, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Gentlemen:

We have read the statements made by HyperBaric Systems (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 31, 2001. We are in agreement with the statements contained therein insofar as they relate to our firm.


Very truly yours,

By: /s/ BDO Seidman, LLP
        ----------------
        BDO Seidman, LLP